EXHIBIT 99.1

TOGA LIMITED NAMES MARCUM LLP AS AUDITOR

LAS VEGAS, July 13, 2020 (GLOBE NEWSWIRE) – TOGA LIMITED (OTC: TOGL) (“Toga” or the “Company”) is pleased to announce that it has engaged Marcum LLP as its new independent registered public accounting firm to replace Pinnacle Accountancy Group of Utah.  The change of the Company’s independent registered public accounting firm was approved by the Audit Committee of its Board of Directors on July 10, 2020.

Contact:

Alexander D. Henderson

TOGA LIMITED

2575 McCabe Way, Suite 100

Irvine, CA 92614

(949) 333-1603